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                                                                   EXHIBIT 23.0

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders United States Filter Corporation:

  We consent to incorporation by reference in the Registration Statements (No. 33-49382, No. 33-56744, No. 33-73542, No. 33-89662, No. 33-63285, No. 333-
16083, No. 33-82424, No. 33-63287, No. 333-16069) on Form S-8, the
Registration Statements (No. 33-85026, No. 33-63325, No. 333-24465) on Form S-3 and the Registration Statement (No. 333-23881) on Form S-4 of United States Filter Corporation of our report dated June 6, 1997, relating to the consolidated balance sheets of United States Filter Corporation as of March 31, 1996 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flows and related schedule for each of the years in the three-year period ended March 31, 1997, which report appears in the March 31, 1997 Annual Report on Form 10-K of United States Filter Corporation.

                                          KPMG Peat Marwick LLP

Orange County, California
June 23, 1997

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